As filed with the Securities and Exchange Commission September 28, 2001 File No. 333-61424

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

AMENDMENT 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cach Foods, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	82-0505220 (IRS Employer Identification No.)
P.O. Box 4669
Pocatello, ID 83205-4669
(Address and telephone number of registrant's principal offices)
Cornelius A. Hofman
216 South Sixteenth Avenue
Pocatello ID 83201
(866) 922-8073
(866) 922-8074 fax
(Name, address and telephone number of agent for service)
Copies to:
Cletha A. Walstrand, Esq.
8 East Broadway, Suite 609
Salt Lake City, UT 84111
(801) 363-0890
(801) 363-8512 fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	250,000 shares	$0.50 per share	$125,000	$37.50

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS Subject to completion, September __, 2001

$75,000 Minimum/$125,000 Maximum

CACH FOODS, INC.

COMMON STOCK

This is Cach's initial public offering. We are offering a minimum of 150,000 shares and a maximum of 250,000 shares of common stock. The public offering price is $0.50 per share. No public market currently exists for our shares.

See "Risk Factors" beginning on page 2 for certain information you should consider before you purchase the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares are offered on a minimum/maximum, best efforts basis directly through our officers and directors, Cornelius A. Hofman, Kelly O. McBride and Brian J. Kramer. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors. Our officers and directors will not register as broker-dealers with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile.

The proceeds of the offering will be placed and held in an escrow account at Professional Escrow Services, located at 920 Deon Drive, Pocatello, Idaho, 83201, until a minimum of $75,000 in cash has been received as proceeds from the sale of shares. At any time prior to us receiving the minimum, you may revoke your subscription, which must be in writing and addressed to our principal offices. At that time, your investment will be returned to you except for a deduction for the costs incurred with the return. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions. Should we extend the offering, we will mail you notice no later than five business days after the 90 day period. The officers and directors may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow. We may terminate this offering prior to the expiration date.

Price to Public	Commissions	Proceeds to Company
Per Share $0.50	$-0-	$0.50
Minimum $75,000	$-0-	$75,000
Maximum $125,000	$-0-	$125,000

The date of this Prospectus is ________________, 2001.

PROSPECTUS SUMMARY

Summary of our Company

We formed as a Nevada corporation on May 4, 1998 originally as Llebpmac, Inc. We changed our name to Cach Foods, Inc. on November 1, 2000 with the intent to engage in the export and distribution of snack food products for resale in Asian markets. Initially, we will focus on selling a kettle style Idaho potato chip with the brand name Idaho Chips (TM). Our first target market will be Japanese convenience stores. If Idaho Chips (TM) are successful, we intend to increase the variety of snack foods we offer and expand to other Asian markets. Note that we currently have no operating assets and have not commenced operations. As such, our operations have been limited to preparing a business plan, which has not been implemented and will not be implemented without the proceeds of this offering.

We will be competing with a large number of other snack food merchandisers that offer kettle style potato chips. The snack food industry is highly competitive with some very large snack food merchandisers like Frito-Lay, Inc., as well as a large number of smaller independent businesses that fill niches in the Japanese and other Asian markets.

We have not commenced operations and are considered a development stage company. These factors raise substantial doubts about our ability to continue as a going concern. We intend to use the proceeds from this offering to begin operations and implement our growth and marketing plan. We further intend to act as a wholesale merchandiser by sub contracting the actual manufacturing, packaging, distributing and selling of our snack food products in Asian markets.

Our principal executive offices and mailing address is 216 South 16th Avenue, Pocatello, ID 83201. Our telephone number is (866) 922-8073.

About our offering

We are offering a minimum of 150,000 and a maximum of 250,000 shares of common stock. Upon completion of the offering, we will have 12,152,000 shares outstanding if we sell the minimum number of shares or 12,252,000 shares outstanding if we sell the maximum number of shares. At any time prior to us receiving the minimum, you may revoke your subscription, which must be in writing and addressed to our principal offices. At that time, your investment will be returned to you except for a deduction for the costs incurred with the return. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions. Should we extend the offering, we will mail you notice no later than five business days after the 90 day period. The officers and directors may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow. We will use the offering proceeds over the next twelve months to implement our business plan and initiate operations, which will consist of the following:

Purchase necessary equipment;

Establish production and distribution relationships;

Market and advertise our products; and

Provide working capital for the next twelve to eighteen months.

RISK FACTORS

Investing in our stock is very risky and you should be able to bear a complete loss of your investment. Please read the following risk factors closely.

We are a new business and our Management has very limited experience in marketing snack foods, making an investment in our company risky. It will be difficult for you to evaluate an investment in our stock since our operating history is limited to developing a business plan, contacting potential sub contractors, and establishing foreign contacts. With exception to one director, Brian Kramer, we have no experience marketing or selling snack foods. As a young company, we are especially vulnerable to any problems, delays, expenses and difficulties we may encounter while implementing our business plan. We have not proven the essential elements of profitable operations, and you will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are not successful.

Our independent auditor has expressed doubts about our ability to continue as a going concern. We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business. Our operations to date have been limited to defining our business plan, contacting potential sub contractors, and establishing foreign contacts. We also have a working capital deficit at June 30, 2001 of $3,071. These factors raise substantial doubt about our ability to continue as a going concern.

We currently have no relationship with any suppliers. We have not entered into any contracts with any suppliers and do not intend to directly contract with any suppliers. We intend for our manufacturers to contract with independent third parties to supply our manufacturers with potatoes. Since we will not supply our own potatoes or contract directly with suppliers, we will be limited in our ability to ensure availability, price and quality. If availability becomes limited, our manufacturers will have to find other suppliers, who may charge higher prices. In turn, our manufacturers may charge us higher prices. In addition, we must also depend on our manufacturers and their suppliers to monitor the quality of potatoes used in Idaho Chips (TM). The manufacturers and suppliers, however, may not act in our best interest and deliver and use substandard potatoes. This would affect the ultimate quality of our product and have a negative impact on our sales by decreasing customer satisfaction and acceptance.

We currently have no relationship with any manufacturers. . We have not entered into any contracts, but intend to sub contract with independent third parties to manufacture and package kettle style potato chips under the Idaho Chips (TM) brand name. Since we will not manufacture and package our own potato chips, we will be limited in our ability to ensure constant availability, price and quality. If the availability of our manufacturers becomes limited, we will have to find other independent manufacturers, who may charge higher prices. In addition, we must also depend on these manufacturers to select suppliers and monitor the quality of the potato chip packaged as Idaho Chips (TM). The manufacturers, however, may not act in our best interest and manufacture and package substandard potato chips. This would affect the ultimate quality of our product and have a negative impact on our sales by decreasing customer satisfaction and acceptance.

Our manufacturing costs are subject to fluctuations in the prices of potatoes and oil. Idaho Chips (TM) will consist of two major ingredients, potatoes and oil. Potatoes are widely available year-round, either freshly harvested or from storage during winter months. Different types of oils may be used in preparing Idaho Chips (TM). We will depend on suppliers to provide our manufacturers with potatoes and oils in adequate supply and on a timely basis. The sudden scarcity of potatoes or oil and/ or failure of a supplier to meet delivery schedules could affect our manufacturer's ability to fill orders. This in turn, could negatively impact our business relations with international importers, distributors and retailers and ultimately affect our revenues.

We currently have no relationship with any importers and distributors. . The success of our business will depend, in large part, upon establishing a strong distribution network of international importers and distributors. If established, these importers and distributors will receive Idaho Chips (TM) directly from the manufacturer and deliver them to Japanese wholesale distributors or convenience stores. The subsequent loss of an established importer or distributor may decrease our revenues since we might not be able to obtain alternative arrangements on satisfactory terms or in a timely manner.

The market for salty snack foods, primarily potato chips, is large and intensely competitive. In order to successfully compete in the snack food industry, a company must capitalize on certain competitive factors, which are:

product quality and taste;

brand awareness and name recognition;

access to shelf space;

price;

advertising and promotion;

varieties offered;

nutritional content; and

product packaging and design.

The snack food industry in Japan is primarily dominated by large companies such as Calbee, Proctor & Gamble, and Frito-Lay, Inc., which have substantially greater resources and sell brands more widely recognized than other companies. There are also numerous other actual and potential competitors that have greater resources than we do. As a result, we face intense competition and may not succeed in the snack food industry.

Successful marketing of Idaho Chips (TM) will depend partly on our ability to obtain adequate retail shelf space for product display. Food manufacturers and distributors generally incur additional costs in order to obtain additional shelf space. However, additional or favorable shelf space is not negotiated with money in Japan. Japanese convenience stores grant favorable shelf space to their favorite products. As a result, we do not intend to incur additional costs negotiating shelf space. It is more likely we will incur additional costs on the quality and packaging of Idaho Chips (TM) so that we may gain favor with Japanese convenience stores. Such costs may affect our financial performance by increasing the total cost of doing business.

Consumer preferences for snack foods are continually changing and extremely difficult to predict. Initial success will depend on consumer acceptance of Idaho Chips (TM). which may not achieve any level of market acceptance; and if accepted, sustained for any significant period. Plus, we may not succeed in developing any products other than Idaho Chips (TM), or if developed such products may not achieve any level of market acceptance or generate any meaningful revenue.

We may incur additional costs associated with the limited shelf life of Idaho Chips (TM). Potato Chips have a limited shelf life, which means that after a certain amount of time packaged potato chips go stale. We intend to sub contract with independent third parties to manufacture Idaho Chips (TM). We intend for these manufacturers to guarantee the freshness of Idaho Chips (TM) during their limited shelf life in the form of an expiration date. Once the shelf life has run, we intend for the purchaser to assume the risk of staleness. As a result, we may incur additional costs associated with shipping fresher products to replace any premature staleness of Idaho Chips (TM), but intend to recover those costs from the manufacturer, which may or may not be recovered without incurring additional costs in attorney's fees.

As members of the snack food industry, we are subject to numerous risks outside our control. Profitability in the snack food industry is subject to numerous external risk factors such as:

adverse changes in general business and economic conditions;

oversupply of certain snack food products at the wholesale and retail levels;

seasonality of raw materials;

products banned, limited or declared unhealthful;

product tampering that requires a recall of certain products;

decline in sales due to perceived health concerns; and

changes in consumer tastes.

We depend on our exclusive license to use the trademark of Idaho Chips (TM). We currently have an exclusive worldwide license to use the trademark of Idaho Chips (TM). If, by April 10, 2003, we do not generate a threshold amount of $500,000 in gross revenue, we will lose exclusivity under the license. If we generate the threshold amount, the agreement is automatically renewed for an additional 12-month period, and will be extended for each successive 12-month period if we generate gross revenue of $300,000 in the prior 12-month period. We may not satisfy the terms of the license agreement. As a result, we could lose our exclusive right to use the trademark of Idaho Chips (TM), which could adversely affect on our gross sales.

As a distributor of packaged food we will be subject to national and international governmental regulation. The manufacturing, marketing, exporting, distribution and sale of Idaho Chips (TM) will be subject to various international, federal, state and local laws and regulations which govern production, sale, safety, advertising, labeling and ingredients. We nor our suppliers, manufacturers, importers and distributors may not be able to comply with all such laws and regulations. New governmental laws and regulations may be introduced which could result in additional compliance costs, seizures, confiscation, recall or monetary fines. Any such regulation could inhibit or prevent the development, distribution and sale of Idaho Chips (TM) in the Japanese market causing a negative impact on our ability to generate revenue.

As a wholesaler of food products we may be subjected to various product liability claims. Packaging, marketing and distributing food products has the inherent risk of product liability, recall and the resultant adverse publicity. We may be subject to significant liability if the consumption of our product causes injury, illness or death. We could be required to recall certain of our products in the event of contamination or damage. We intend to carry product liability insurance on terms we deem acceptable, which may not fully cover loss or exposure for product liability. Any product liability claim not fully covered by insurance, as well as any adverse publicity from a product liability claim, could have a negative impact on our financial condition. We are currently investigating the availability and terms of product liability insurance.

We arbitrarily determined our offering price. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

It is likely our stock will become subject to the Penny Stock rules which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock. A penny stock is generally a stock that:

is not listed on a national securities exchange or Nasdaq;

is listed in "pink sheets" or on the NASD OTC Bulletin Board;

has a price per share of less than $5.00; and

is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:

determination of the purchaser's investment suitability;

delivery of certain information and disclosures to the purchaser; and

receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Due to the Penny stock rules, many broker-dealers will not effect transactions in penny stocks except on an unsolicited basis. In the event our common stock becomes subject to the penny stock trading rules, such rules may materially limit or restrict the ability to resell our common stock, and the liquidity typically associated with other publicly traded equity securities may not exist.

If the offering is completed, you will have little or no ability to control operations. Although you will pay a price per share that substantially exceeds the price per share paid by current shareholders and will contribute a significantly higher percentage of the total amount to fund our operations, you will own a very small percent, less than 2%, of our shares. As a result, you have little or no ability to control how management operates our business.

Our officers and directors are limited in the time they can devote to our operations. Our officers and directors currently maintain outside employment that is full time, which limits the amount of time they can devote to our operations. If the offer is completed, it is expected that our officer, Kelly O. McBride, will devote approximately 20 hours a week to our business. The other officers will maintain outside employment and devote only a portion of their time as needed. These factors will most likely cause delays to implementing our business plan and commencing operations.

Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock. Upon completion of the offering and if we sell the minimum number of shares, we will have 12,152,000 shares outstanding with 150,000 of those shares freely tradable. If we sell the maximum number of shares, we will have 12,252,000 shares outstanding with 250,000 of those shares freely tradable. Regardless of the number of shares we sell, we will have 12,002,000 shares that are restricted but may be sold under Rule 144. If the holders sell substantial amounts of our restricted stock, then the market price, if any, of our common stock could decrease.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in this "Risk Factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

Dilution and Comparative Data

As of June 30, 2001, we had an unaudited net tangible book value, which is the total tangible assets less total liabilities, of a negative $3,071, or a net tangible book value per share of approximately ($0.0002). The following table shows the dilution to your equity interest without taking into account any changes in our net tangible book value after June 30, 2001, except the sale of the minimum and maximum number of shares offered.
Assuming Minimum Shares Sold	Assuming Maximum Shares Sold
Shares Outstanding	12,152,000	12,252,000
Public offering net proceeds at $0.50 per share	$50,000	$100,000
Net tangible book value before offering	($3,071) ($0.0002)	($3,071) ($0.0002)
Pro forma net tangible book value after offering	$46,929 $0.0038	$96,929 $0.0079
Increase attributable to purchase of shares by new investors	$0.0036	$0.0077
Dilution per share to new investors	$0.4964	$0.4923
Percent dilution	99.28%	98.46%

The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of June 30, 2001:
Shares Owned Number %	Total Consideration Amount %	Average Price Per Share
Present Shareholders	12,002,000 100%	$6,000 100%	$0.0005
New Investors Minimum Offering Maximum Offering	150,000 1.23% 250,000 2.04%	$75,000 92.59% $125,000 95.42%	$.50 $.50

The numbers used for Present Shareholders assumes that none of the Present Shareholders will purchase additional shares in this offering. However, it is possible that our Present Shareholders will purchase additional shares in the offering.

The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders. You will also contribute a significantly higher percentage of the total amount to fund Cach Foods, Inc., but will own a small percentage of our shares. Investors will have contributed $75,000 if the minimum is raised and $125,000 if the maximum is raised, compared to $6,000 contributed by current shareholders. Further, investors will own 1.23% of the total shares if the minimum is raised, and 2.04% of the total shares if the maximum is raised.

USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting $25,000 in estimated expenses related to this offering is:

$50,000 if the minimum number of shares is sold; and

$100,000 if the maximum number of shares is sold.

The following table sets forth our best estimate of the use of proceeds from the sale of the minimum and maximum amount of shares offered. Since the dollar amounts shown in the table are estimates, actual use of proceeds may vary from the estimates shown.
Description	Assuming Sale of Minimum Offering	Assuming Sale of Maximum Offering
Total Proceeds Less Estimated Offering Expenses	$75,000 25,000	$125,000 25,000
Net Proceeds Available	$50,000	$100,000
Use of Net Proceeds Initial Operating Expenses Establish Japanese Contracts Establish Potato Chip Manufacturers Supplies Marketing	$6,000 $5,600 $7,500 $5,000	$6,000 $5,600 $7,500 $5,000
Working Capital	$25,900	$75,900
TOTAL NET PROCEEDS	$50,000	$100,000

The initial operating expense is an estimate of the amount necessary to establish contacts, contracts, and agreements with Japanese importers and distributors and potato chip manufacturers.

The supplies expense is an estimate of the amount necessary to purchase computer software, letterhead, copy paper, toner cartridges, business cards and other miscellaneous supplies specific to our needs.

The amount designated for marketing is an estimate of the amount necessary to design an Idaho Chips web page, develop in-store displays, compile market research, design product packaging and literature as well as other miscellaneous marketing activities.

The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including employee wages, professional fees, expenses and other administrative costs.

If less than the entire offering is received, we will apply the proceeds according to the priorities outlined above, with top priorities listed first.

Pending the expenditure of proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, and insured certificates of deposit and/or insured banking accounts.

We do not intend to use any of the proceeds from this offering to purchase key man insurance. Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

DETERMINATION OF OFFERING PRICE

Our management arbitrarily determined the offering price of the shares. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our anticipated results of operations and our present financial resources.

DESCRIPTION OF BUSINESS

Our History and Business

We were formed as a Nevada corporation on May 4, 1998 originally as Llebpmac, Inc., for the purpose of becoming a restaurant. Before our plan for Llebpmac to operate as a restaurant was inaugurated, we changed the company's name to Cach Foods, Inc. and we changed the purpose of the company to be a snack food wholesale merchandiser in direct response to our research and perceived demand for American snack foods in Japan. On October 2, 2000, our shareholders approved a two for one forward split of our outstanding common stock. On November 1, 2000, we changed our name to Cach Foods, Inc. and we changed our purpose to be a snack food wholesale merchandiser. Our initial focus will be on selling Idaho Chips (TM) in the Japanese market through convenience stores. If demand permits, we will expand production and sell Idaho Chips (TM) to larger supermarkets as well other Asian countries. We intend to act as a wholesale merchandiser by sub contracting the actual, manufacturing, packaging, exporting and selling of Idaho Chips (TM). If successful in the Japanese market, we will increase the variety of snack foods we offer and expand to other Asian markets.

Target Market Overview

Convenience stores have proliferated in Japan over the past 25 years since their debut in 1969 and more than 1,000 new outlets have opened every year since the 1980s according to an article in the Nikkei Weekly titled "The Little Stores with the Big Ambitions: Convenience Store Chains Expand Into Services for Urban Lifestyle,". In "The Changing Face of Japanese Retail," The Japan Trade Organization reported that from 1984 to 1993, the number of convenience stores in Japan grew from 25,500 stores to 43,510 stores - a 70 percent increase. As of April 1999, there were over 50,000 convenience stores throughout Japan according to the Nikkei Weekly.

According to the Japan Statistics Bureau, Management and Coordination Agency, Japanese eating patterns are shifting toward Western-style foods and habits. The Agency further attributes much of the change to the economic and social advances made by women in Japan, which is leading more and more people to purchase ready-to-eat foods. For example, the Agency found that:

annual rice purchased per household in 1980 was over 70,000 yen, but under 50,000 yen in 1996;

Japanese people spent 7 percent less time in 1996 preparing meals in the home than in 1981; and

the average Japanese household, from 1987 to 1996, increased its spending on ready-to-eat foods by 43 percent.

Consistent with this shift toward Western-style foods, the South African Food & Beverage Manufacturing Review reports that the volume of snack consumption in Japan increased 16.6 percent from 1988 through 1993. And according to the Euromonitor's article "Savoury Snacks - The Japanese Market," Japan is second only behind the United States in per capita expenditure on snack foods.

The U.S. potato chip has emerged as a favorite snack food in Japan according to an article by the AgExporter titled "Export Markets Respond to Crispy Appeal of US Potato Chips." The AgExporter further states that U.S. potato chip exports to Japan surged from $5 million in 1993 to $62 million in 1995, making Japan the largest U.S. export market for potato chips. The AgExporter attributes this rapid growth to the moving of U.S. potato chips from specialty stores to mainstream supermarkets and convenience stores. Frito-Lay is the leading U.S. snack food supplier in Japan, according to Seymour-Cooke Food Research International, but accounts for only 3 percent of the annual $1.5 to $2 billion potato chip market in Japan. Seymour-Cooke Food Research International further noted that U.S. potato chip exports represent a small portion of the Japanese potato chip market.

Frito-Lay and Procter & Gamble are two major U.S. potato chip manufacturers, according to the AgExporter, that are reaping the benefits of penetrating Japanese distribution channels and making U.S. potato chips mainstream throughout Japan. The AgExporter also states that many smaller U.S. companies are participating in the Japanese potato chip market. We intend to participate in the Japanese potato chip market by selling our Idaho Chips (TM) in convenience stores.

Our research into the Japanese snack food market consisted of the following:

Cornelius A. Hofman, an officer and director of the Company, researched and read numerous articles on the snack food market of Japan. Most of these articles are cited in the "Description of Business" under "Target Market Overview."

Brian J. Kramer, a director of Cach Foods, served as an officer of Ace Foods, Inc. from 1993 to 2000. Ace Foods exported American snack foods to Japan. As an officer of Ace Foods, Mr. Kramer performed substantial research and engaged in the business of the Japanese snack food market.

Mssrs. Hofman and Kramer have both lived in Japan for a combined total of 3 years and speak fluent Japanese. Their empirical experience of living in Japan and close interaction with Japanese culture and trends may also be considered research of the Japanese snack food market.

Business Strategy

Our objective is to become a U.S. exporter to the Asia Pacific of branded premium potato chips and other salty snack foods by providing high quality products at competitive prices. We will use a distribution channel comprised of intermediaries such as suppliers, manufacturers, wholesalers, importers and distributors to bring our products to market.

Intermediaries

We currently have no distribution channel of intermediaries. Over the next six to 12 months, our officers and directors intend to allocate a substantial portion of their time spent on behalf the company developing contacts to establish the following intermediaries.

Suppliers

The principal raw materials used in our Idaho Chips (TM) are potatoes and oil. We will not supply our own raw materials, but depend on our manufacturers to acquire raw materials from independent suppliers. We believe that potatoes and oil will be readily available to our manufacturers from numerous suppliers on commercially reasonable terms. Idaho potatoes are available year-round, either freshly harvested or from storage during the winter months. Many manufacturers use sunflower oil to produce kettle style potato chips. We believe that sunflower oil is widely available year-round and that alternative cooking oils are abundant and readily available. As a result, we do not foresee manufacturers experiencing substantial difficulties obtaining raw materials for the production of Idaho Chips (TM).

Manufacturers

We intend to sub contract with independent manufacturers to produce and package kettle-fried potato chips made from Idaho potatoes. We will evaluate potential candidates thoroughly in our selection process. To be considered, candidates must be in compliance with all federal, state, and local government regulations. In order to be considered, the candidate must have the capacity to produce kettle style chips. The candidate must also be well capitalized, possess the necessary production and packaging capacity, and have a strong reputation for quality production. The candidate must be able to package in foil bags or canisters in order to ensure long shelf life. We will expect selected manufacturers to maintain a lab staffed with trained quality control personnel, capable of performing any tests we may establish. We further intend for the manufacturer to assume all costs and risks associated with producing and packaging Idaho Chips (TM). In turn, we will pay a fixed amount for the finished product.

We anticipate the selection process from initial consideration to actual contract will take between three and six months. Once we have a manufacturer under contract, we believe production can begin immediately. We will not actually begin production until our distribution channels are in place. However, we cannot assure we can obtain manufacturers that meet our selection criteria.

Importers and Distributors

We intend to sell Idaho Chips (TM) primarily in convenience stores in Japan. We plan to distribute our products through independent international importers and distributors since we believe it is the most efficient method for reaching our target market. Importers and distributors will be selected primarily on the basis of:

quality of service;

financial capability; and

established network of convenience stores.

We intend to service both large convenience store chains and smaller independent convenience stores. Assuming Idaho Chips (TM) achieves a level of market penetration and customer acceptance among Japanese convenience stores, we intend to use our established distribution networks and/or sub contract with other international distributors to distribute Idaho Chips (TM) to super markets, delicatessens, and retailers in Japan as well as other Asian countries. We will consider seeking additional outlets for our products at such time as we determine our initial target markets are profitable and we have sufficient revenue or profits to justify expansion.

We intend to begin our importer and distributor selection process once we have a manufacturer in place. This will allow us to provide potential distributors with product sample. We anticipate it may take up to six months to have the distribution network in place to begin shipping product.

Role of Management

Once the distribution channel of intermediaries is developed, the officers and directors will spend a majority of their time, which is spent on our behalf, directing the production of Idaho Chips (TM). This shall include inspecting and controlling the quality of Idaho Chips (TM), receiving and processing orders, and coordinating the manufacturing, packaging and delivery of Idaho Chips (TM) to Japanese importers and distributors. Management will never directly supply, manufacture, package, import or distribute Idaho Chips (TM), but rather outsource each stage of production to intermediaries. We believe that this will enable us to be more efficient in delivering our goods to target markets. As a result, we should be able to implement our business strategy with Mr. McBride devoting approximately 20 hours a week to our operations All other officers will maintain outside employment and devote a portion of their time to our business as needed.

Risk of Loss

We intend to take title and bear the risk of loss of Idaho Chips (TM), excluding shelf life, at the time we purchase the finished product from our manufacturers. We intend to transfer risk of loss when we transfer title by selling Idaho Chips (TM) to a purchaser. Sales will probably occur at either the wholesale level to the importer or distributor or the wholesale level to the convenience store retailer. We have not negotiated any contracts for the sale of Idaho Chips (TM), and are unable to determine at which level we will predominately sell Idaho Chips (TM) and transfer risk of loss associated with holding title.

Potato Chips have a limited shelf life, which means that after a certain amount of time packaged potato chips go stale. We intend for our manufacturers to guarantee the freshness of Idaho Chips (TM) during their limited shelf life in the form of an expiration date. Once the shelf life has run, the purchaser assumes the full risk of staleness. As a result, we may incur additional costs associated with shipping fresher products to replace any premature staleness of Idaho Chips (TM), but intend to recover those costs from the manufacturer.

Proceeds from Sales

We generally intend to receive proceeds from the sale of Idaho Chips (TM) in cash transactions at the time of the sale. However, we are a development stage company with limited resources and our ability to negotiate for cash transactions may create difficulties in getting Idaho Chips (TM) to the market. Consequently, receipt of proceeds will vary on the type of transaction negotiated. For example, we may:

extend a line of credit and charge an interest rate for balances unpaid beyond a negotiated number of days; or

sell on consignment and receive proceeds of the sale at a future negotiated date.

Note that we have not to entered into any contracts for the sale of Idaho Chips (TM) and are unable to provide any details of credit lines, interest rates or consignment percentages but intend to base our contracts on prevailing market terms and rates.

Market Penetration

We plan to penetrate the existing Japanese market with Idaho Chips (TM), a kettle-fried potato chip made from Idaho potatoes. If successful in Japan, we will expand Idaho Chips (TM) into other Asian markets. Our strategy for market penetration and expansion will consist of creating consumer trial and acceptance of Idaho Chips (TM). We believe the key elements of creating consumer trial and acceptance to be packaging, placement, taste, and price.

Packaging

Getting consumers to try Idaho Chips (TM) will be important to our success. The Snack Food Association reports that approximately 70 percent of salty snack food purchases are made on impulse. We intend to expend a percent of the proceeds from this offering to research the best package design and color to trigger an impulse to buy Idaho Chips (TM). We believe that this may be accomplished, in part, by clearly displaying the kettle-fried process and the Idaho origin on the package of Idaho Chips (TM). We believe that the Idaho origin of a kettle style potato chip will be important to Japanese consumers due to the experience of our President, Cornelius A. Hofman, who lived in Japan for a period two years. Mr. Hofman noted that the Japanese people often associated his home state of Idaho with potatoes. Although we have not further researched this issue, we believe our president's experience to be sufficient evidence that there is some degree of name recognition for Idaho potatoes in the Japan. We also intend to create a unique brand image for Idaho Chips (TM) by further developing a package that communicates to consumers that we are a gourmet snack food company, which we believe will appeal to Japanese consumers.

Our packaging research will consist of identifying and studying all potato chip packaging currently being used in Japan. We will gather the associated Japanese sales figures to determine the most popular chips. From this information, we will design the Idaho Chips (TM) package. Our current management will perform the necessary research and package development. We anticipate it will take no more than a month to design our packaging. We believe our packaging research and development will cost no more than $1,000.

Placement

Favorable shelf placement of Idaho Chips (TM) in relation to our competitors will be helpful to capitalize on the impulse buyer. We will attempt to obtain favorable shelf placement of Idaho Chips (TM) in strategic locations with Japanese retailers.. We believe such locations are at eye level and close to high traffic areas like the check out stand. We further believe that an aesthetically pleasing package promoting the kettle fried style and Idaho origin of our potato chip will distinguish Idaho Chips (TM) from the nearby placed products of our competitors. We do not intend to pay additional money for obtaining placement in Japan since placement is contingent on each store's affinity for a product. For example, if a store likes a product, the store will grant that product favorable placement. As a result, we intend to obtain favorable placement by producing a good product with an appealing package. By doing so, we increase the probability that Japanese stores will grant Idaho Chips (TM) favorable placement in strategic locations. Conversely, if Japanese stores do not like Idaho Chips (TM) it will be very difficult to obtain favorable placement.

Taste

We intend to sell flavorful potato chips as Idaho Chips (TM) in order to achieve consumer acceptance and loyalty. We will accomplish this by using Idaho potatoes and a kettle frying process. These two elements combined with the careful selection of a potato chip manufacturer will provide, as we believe, a flavorful potato chip.

Price

We intend to offer Idaho Chips (TM) at a fair everyday price to maintain the initial impulse of the buyer. We consider a fair everyday price to be a price competitive with that of similar products. Our prices will be based upon a combination of employee, manufacturing, packaging, distribution and marketing costs as well as the prices of closely related products of our competitors. Although we have no existing contracts with manufacturers, importers or distributors and will be competing with companies like Frito Lay and Proctor and Gamble, we believe we can offer a competitive by:

closely monitoring our expenses. In particular, our officers will maintain outside employment thereby eliminating the need to pay living wage incomes. This in turn reduces the overall cost of doing business; and

accepting a smaller profit margin. We recognize that Cach Foods is a newcomer in the Japanese snack food market with no market share. As a result, we are willing to accept a smaller profit margin to maintain the consumers' initial impulse with a competitive price.

Given the fact that we have not yet established the key contracts for manufacturing, packaging, importing and distribution, we cannot assure that we can price our product competitively. If we cannot price our product competitively, we may have to charge a premium price that could impact our sales and potential revenue.

Assuming we establish a level of market penetration and acceptance with Idaho Chips (TM), we intend, if needed, to increase brand awareness and acceptance through advertising and distribution efforts in existing and key regional markets. We may also add direct sales people to these targeted geographies to manage sales and promotional activities, which may include joint advertising with convenience stores and supermarkets, in-store product sampling, coupon distribution and in-store advertisements and displays of Idaho Chips (TM).

Marketing

We will target convenience store chains. Product packaging, word-of-mouth, and shelf placement will be our marketing tools. We intend to position our product as a high quality specialty item with packaging, color, and name designed to capitalize on the impulse buyer. Word-of-mouth is a cost-effective marketing tool. We also intend to obtain favorable shelf space in convenience stores by providing a product that will be favored by Japanese convenience stores. If Idaho Chips (TM) achieves a substantial level of consumer acceptance, and funding is available, we may launch a more aggressive marketing campaign, which might include advertising through all forms of media, coupons, in-store displays and sampling, and the hiring of regional representatives.

License

We do not own the trademark Idaho Chips (TM). On October 30, 2000, we entered into a license agreement with the owner of the trademark Idaho Chips (TM), Cornelius A. Hofman, our president and director. The license gives us the exclusive worldwide use of the brand name Idaho Chips (TM) for a 30-month period. In return, we pay five percent of our gross revenue to Mr. Hofman. If, by April 10, 2003, we do not generate a threshold amount of $500,000 in gross revenue, we will lose exclusivity under the license. If we generate the threshold amount, the agreement is automatically renewed for an additional 12-month period, and will be extended for each successive 12-month period if we generate gross revenue of $300,000 in the prior 12-month period. We may not satisfy the terms of the license agreement. As a result, we could lose our exclusive right to use the trademark of Idaho Chips (TM), which could adversely affect our gross sales.

Competition

Idaho Chips (TM) will compete against other salty snack foods, including regular and kettle style potato chips, tortilla chips, popcorn and pretzels. The industry of exporting salty U.S. snack foods to Japan is highly competitive and dominated primarily by Calbee, Proctor & Gamble, and Frito-Lay, Inc. Calbee, Proctor & Gamble, and Frito-Lay possess substantially greater financial, production, marketing, distribution and other resources than many other companies. Calbee, Proctor & Gamble, and Frito-Lay brands are more widely recognized than the brands of other companies. Numerous other companies that are our actual or potential competitors have greater financial and other resources, including more employees and more extensive facilities, than we do. In addition, local or regional Japanese markets often have a significant number of smaller competitors, many of whom may offer kettle style potato chips similar to our Idaho Chips (TM).

If successful in Japan, we intend to expand Idaho Chips (TM) into other areas of the Asia Pacific where we will encounter significant competition from foreign, national, regional and local competitors that may be greater than that encountered in the Japanese market. The principal competitive factors affecting the market of Idaho Chips (TM) will include product quality and taste, brand awareness among Japanese consumers, shelf space, price, advertising and promotion, variety of snacks offered, nutritional content, product packaging and package design. We believe that Idaho Chips (TM) will compete primarily upon their taste, kettle cooking method and Idaho origin.

Governmental Regulation

Our operations are subject to various governmental regulations, such as those governing:

minimum wage regulations;

employment;

environmental protection; and

human health and safety.

Although we intend to comply with all applicable laws and regulations, we cannot assure you that we are in compliance or that we will be able to comply with any future laws and regulations. Additional federal or state legislation, or changes in regulatory implementation, may limit our activities in the future or significantly increase the cost of regulatory compliance. If we fail to comply with applicable laws and regulations, criminal sanctions or civil remedies, including fines, injunctions, recalls, or seizures, could be imposed on us. This could have a material adverse effect on our operations.

The United States Food and Drug Administration may regulate and inspect our products, manufacturers and their suppliers. Every food manufacturer in the United States must meet the FDA's minimum standards relating to the preparation and packaging of food. Food manufacturers must also comply with state, local and federal laws regarding the disposition of property and leftover foodstuffs. We cannot assure you that our manufacturers or their suppliers will be in compliance with all applicable laws and regulations or that they will be able to comply with any future laws and regulations. Furthermore, additional or amended regulations by the FDA may inhibit or prevent the development, distribution and sale of Idaho Chips (TM) in the Japanese market causing a material adverse effect on our business, operating results and financial condition.

Employees

We have no employees and no formal employment agreements with our officers. Nor do we intend to hire employees until our operations require expansion. Our officers have agreed to devote such time as necessary for the development of our business. It is anticipated that upon completion of the offering and prior to the commencement of production, Kelly McBride will devote approximately 20 hours per week as a part-time employee while maintaining outside employment. It is further anticipated that all other officers will maintain outside employment and devote a portion of their time to our business as needed. None of our officers will receive a regular salary or wage until operations have been developed to a point where such can be paid. However, officers and directors are entitled to reimbursement for reasonable out of pocket expenses incurred on our behalf.

Facilities

We own no real property, nor do we currently lease any office space or facilities. We use the home office of our President, Cornelius A. Hofman, rent free, as our principal executive offices. We intend to maintain our current office situation for the next twelve months, unless our operations require an upgrade, at which time we will relocate to a more suitable facility.

Legal proceedings

We are not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against us have been threatened.

PLAN OF OPERATION

We will research and design the packaging for Idaho Chips (TM). We will also determine who will manufacture and package our products, what products will be offered, how prices will be set, which Japanese convenience stores to target and how to promote our products to importers and/or distributors. Idaho Chips (TM) will be our first snack food product. If Idaho Chips (TM) are successful, we will investigate adding other snack foods to our product line. We also anticipate entering additional Asian markets as Idaho Chips (TM) are accepted in the Japanese market.

Our plan of operation for the next 12 months consists of the following:

Select and design packaging and determine pricing for Idaho Chips (TM), including:

Purchase samples of chips sold in Japan of all varieties and packaging types;

Research packaging color and design to capitalize on impulse buying;

Determine shelf life of available packaging options; and

Investigate retail prices of potato chips in Japan's convenience stores.

Establish relations with manufacturers to produce and package kettle style potato chips into Idaho Chips (TM) customized packaging, including:

Research possible kettle style chip manufacturers;

Investigate and negotiate production prices with manufacturers;

Negotiate with manufacturers their guarantee of shelf life and risk of loss associated with premature staleness; and

Establish quality control procedures with manufacturers.

Establish relations with Japanese importers, distributors and convenience stores, including:

Investigate and contact Japanese importers and/or distributors;

Negotiate contracts with Japanese importers and/or distributors;

Investigate, and if possible, obtain shelf space with Japanese convenience stores; and

Establish quality control procedures with Japanese importers and/or distributors.

Begin manufacturing and distributing Idaho Chips (TM) to Japan.

The following table reflects the amount and timing of expenditures necessary to implement our plan of operation.
TASK	TIMING	ESTIMATED COST
Select manufacturer and suppliers	3 to 6 months	$5,600
Develop packaging	1 month	$1,000
Establish distribution network	Up to 6 months	$6,000

We believe that within six months of completion of this offering, we can begin production and distribution of our product.

Should we receive the minimum offering of $75,000, we will realize net proceeds of $50,000. This amount will enable us to begin the above listed operations, plus, purchase necessary equipment and supplies, and will provide us with sufficient capital for the next twelve months. Should we receive the maximum amount of the offering, we will realize net proceeds of $100,000. Receiving the maximum amount of the offering will enable us to implement one of two operating strategies: (1) begin the above listed operations, plus, purchase necessary equipment and supplies, implement a more aggressive marketing plan, and operate with sufficient capital for twelve months; or (2) begin the above listed operations, plus, purchase necessary equipment and supplies, and operate with sufficient capital for eighteen months.

We do not intend to staff offices in the markets we sell Idaho Chips (TM). While we may establish satellite offices in various locations, we will only staff our main office currently located in Pocatello, Idaho. Under this arrangement, we will provide customers with either a local number in a satellite location or a toll-free number so that all customers may contact us toll-free. All calls will be automatically forwarded to our principal office in Pocatello, Idaho.

MANAGEMENT

Our business will be managed by our officers and directors.
Name	Age	Position	Since
Cornelius A. Hofman	33	Chief Executive Officer, President & Director	May 1998
Kelly O. McBride	26	Secretary/ Treasurer & Director	September 2000
Brian J. Kramer	32	Director	April 2001

Directors hold office until the next annual shareholders meeting or until their successors are duly elected and qualified. Officers hold office at the discretion of the Directors.

The following is a brief biography of our officers and directors.

Cornelius A. Hofman. Mr. Hofman received a B.A. in Asian Studies from Cornell University in 1991, a Masters in Japanese Studies from the University of Pennsylvania in 1992, and a MBA in Economics and Finance from the University of Chicago in 1994. Since 1995, Mr. Hofman has been president and economist for General Economic Consulting, Inc., which provides economic valuation services to governments, businesses and individuals. Mr. Hofman lived in Japan for two years and speaks fluent Japanese.

Kelly O. McBride. Mr. McBride received his B.A. in Marketing from Idaho State University in 1999. Since September 2000, Mr. McBride has been working as a research analyst for General Economic Consulting, Inc., which provides economic valuation services to governments, businesses and individuals. From 1996 to 2000, Mr. McBride worked as a marketing research analyst for Idaho Central Credit Union where he researched, designed and promoted new products and services. Mr. McBride lived in Taiwan for two years and speaks fluent Mandarin Chinese.

Brian J. Kramer. Mr. Kramer graduated magna cum laude with a major in Japanese and East Asian Languages from the University of Kansas in 1991. He was a Rotary Scholar in 1991 at the center for Japanese studies through Nanzan University in Nagoya, Japan. Mr. Kramer also graduated cum laude with a J.D. from the University of Michigan Law School in 1994. Beginning 2001, Mr. Kramer is a Managing Partner in a sports agency called Classic Sports Management. Since 2000, Mr. Kramer has worked as an attorney at O'Donnell & Shaeffer in Los Angeles, California. From 1997 to 2000, Mr. Kramer was an associate attorney at Seyfarth, Shaw, Fairweather & Geraldson. From 1995 to 1997, he was an associate attorney with Latham & Watkins. From 1993 to 2000, Mr. Kramer served as an officer of Ace Foods, Inc., which exported American snack foods to Japan. Mr. Kramer also lived in Japan as a law clerk at the Wakabayashi Law Office in Tokyo, and speaks fluent Japanese.

Involvement in Certain Legal Proceedings

To our knowledge, we are not a party to any legal proceeding or litigation and none of our property is the subject of pending legal proceeding. We do not know of any threatened or contemplated legal proceedings or litigation.

COMPENSATION

We do not have any formal employment agreements in place for our officers or directors. It is anticipated that upon completion of the offering and prior to the commencement of production, Kelly McBride will devote approximately 20 hours per week as a part-time employee. Mr. McBride will be compensated at an hourly rate of $15.00. All other officers will defer their salaries until such time as we generate sufficient revenue to pay the identified salary. The directors, Mr. McBride and Brian Kramer, received 1,000 shares of common stock each for services rendered on behalf of the Company. Any future compensation for services rendered by directors has not been determined.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have engaged in certain transactions with Cornelius A. Hofman, an affiliate of the Company, since its inception. The following table details the date and nature of each transaction.
Date	Transaction
May 1998	In connection with our formation, we issued 2,000,000 shares of common stock to Mr. Hofman for $1,000.
September 2000	Mr. Hofman purchased 10,000,000 shares of our common stock for $5,000.
October 2000	We entered into a 30-month license agreement with Mr. Hofman, who owns the trademarks Idaho Chips (TM). The license gives us the exclusive worldwide use of the brand name Idaho Chips (TM). In return, we pay five percent of our gross revenue to Mr. Hofman. The agreement is non-assignable without consent of the licensor.
March 2001	Mr. Hofman loaned us $2,000 in exchange for a one-year promissory note payable in the amount of $2,000 plus 10% interest.
May 1998 through June 2001	We use the home office of Mr. Hofman, rent free, as our principal executive offices. We intend to maintain our current office situation for the next twelve months, unless our operations require an upgrade, at which time we will relocate to a more suitable facility.

In April 2001, we issued 1,000 shares of common stock to Kelly O. McBride and 1,000 shares of common stock to Brain Kramer in consideration for services rendered as directors.

An officer/shareholder directly paid expenses totaling $1,076 on our behalf. No interest in being accrued on the advances.

Our officer and director Kelly O. McBride is an employee at General Economic Consulting, Inc., which is owned and controlled by Cornelius A. Hofman, our president, director, and majority shareholder.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 150,000 shares should we sell the minimum amount and 250,000 should we sell maximum number of shares.

The table includes:

each person known to us to be the beneficial owner of more than five percent of the outstanding shares each director of Cach Foods

each named executive officer of Cach Foods
Name & Address	# of Shares Beneficially Owned	% Before Offering	% After Minimum	% After Maximum
Cornelius A. Hofman (1) 216 South 16th Avenue	10,000,000	83.33	81.63	81.30
Laurilie Madsen 9025 Oakwood Place	1,000,000	8.33	8.16	8.13
Bateman Dynasty, LLC (2) 1065 W. 1150 S.	1,000,000	8.33	8.16	8.13
Kelly McBride (1) 340 East Whitman Street	1,000	0.01	0.01	0.1
Brian Kramer (1) 3439 Keystone Ave., # 5	1,000	0.01	0.01	0.01
All directors and executive officers as a group:	10,002,000	83.34	81.64	81.30

(1) Officer and/or director.

(2) Bateman Dynasty, LLC is managed by Dr. Lynn Bateman and Brenda Hall is Trustee.

DESCRIPTION OF THE SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001. As of the date of this prospectus, there are 12,002,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001. Our preferred stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by our board of directors. As of the date of this prospectus, we have issued no shares of our preferred stock

Stock options

We have reserved 2,000,000 shares of common stock for issuance to key employees, officers, directors and consultants upon the exercise of options available for grant under our 2001 Long-Term Stock Incentive Plan. The grant of an option under the Plan entitles the grantee to purchase shares of common stock at an exercise price established by our board of directors. We have granted no options under the plan.

Transfer Agent

Interwest Transfer Company, Inc., 1981 East 4800 South, Salt Lake City, Utah 84124, is our transfer agent

Shares Available for Future Sale

As of the date of this prospectus, there are 12,002,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 150,000 shares will be freely tradable if the minimum is sold and 250,000 shares will be freely tradeable if the maximum number of shares is sold. The remaining 12,002,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of restricted securities for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company. Resales by our affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person, or persons who must aggregate their sales, cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have 5 shareholders. Currently, there is no public trading market for our securities. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our officers and directors. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares. The company does anticipate a market maker filing for listing on the Over the Counter Bulletin Board should the offering succeed.

Currently the shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered "penny stocks" under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in "penny stocks" must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for "penny stock" transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

PLAN OF DISTRIBUTION

We are offering a minimum of 150,000 shares and a maximum of 250,000 shares on a best efforts basis directly to the public through our officers and directors, Cornelius A. Hofman, Kelly O. McBride and Brian J. Kramer. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions. This offering will expire 30 days after the minimum offering is raised. We may terminate this offering prior to the expiration date.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by check payable to the order of Professional Escrow Services, Inc.

Until the minimum 150,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at Professional Escrow Services, located at 920 Deon Drive, Pocatello, Idaho, 83201. In the event that 150,000 shares are not sold during the 90-day selling period commencing on the date of this prospectus, and we have not extended the offering for up to an additional 30 days, all funds will be promptly returned to investors without deduction or interest. If 150,000 shares are sold, we may either continue the offering for the remainder of the 30-day selling period or close the offering at any time.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our officers and directors who:

(i) will not receive any commission in connection with the sale of any securities registered in this offering;

(ii) are not and have not been associated persons of a broker dealer within the preceding 12 months;

(iii) do not participate in selling an offering of securities for any issuer more than once every 12 months;

(iv) have not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and

(v) intend to primarily perform, at the end of the this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

As a result, our officers and directors will not register as broker-dealers with the Securities and Exchange Commission pursuant to Section 15 of the Securities Act in reliance of Rule 3a4-1 of the Exchange Act which sets forth the above mentioned conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed a broker-dealer.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for Cach Foods, Inc. by the law firm of Cletha A. Walstrand, P.C., Salt Lake City, Utah.

EXPERTS

The financial statements of Cach Foods, Inc. as of December 31, 2000 appearing in this Prospectus and Registration Statement have been audited by Pritchett, Siler & Hardy as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits and schedules thereto. For further information with respect to Cach Foods, Inc. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet website, http://www.sec.gov.

CACH FOODS, INC.

[A Development Stage Company]

INDEX TO FINANCIAL STATEMENTS

PAGE
-- Independent Auditors' Report	26
-- Balance Sheet, December 31, 2000	27
-- Statement of Operations, for the period from inception on December 20, 2000 through December 31, 2000	28
-- Statement of Stockholders' Equity, for the period from inception on December 20, 2000 through December 31, 2000	29
-- Statement of Cash Flows, for the period from inception on December 20, 2000 through December 31, 2000	30
-- Notes to Financial Statements	31
-- Unaudited Balance Sheet, March 31, 2001	35
-- Unaudited Statements of Operations, for the three months ended March 31, 2001 and 2000 and for the period from inception on May 4, 1998 through March 31, 2001	36
-- Unaudited Statement of Stockholders' Equity, for the period from inception on May 4, 1998 through March 31, 2001	37
-- Unaudited Statements of Cash Flows, for the three months ended March 31, 2001 and 2000 and for the period from inception on May 4, 1998 through March 31, 2001	38
--Notes to Unaudited Financial Statements	39
-- Unaudited Balance Sheet, June 30, 2001	43
-- Unaudited Statements of Operations, for the three and six months ended June 30, 2001 and 2000 and for the period from inception on May 4, 1998 through June 30, 2001	44
-- Unaudited Statement of Stockholders' Equity, for the period from inception on May 4, 1998 through June 30, 2001	45
-- Unaudited Statements of Cash Flows, for the six months ended June 30, 2001 and 2000 and for the period from inception on May 4, 1998 through June 30, 2001	46
-- Notes to Unaudited Financial Statements	47

INDEPENDENT AUDITORS' REPORT

Board of Directors
CACH FOODS, INC.
(Formerly Llebpmac, Inc.)
Pocatello, Idaho

We have audited the accompanying balance sheet of Cach Foods, Inc. (fomerly Llebpmac, Inc.) [a development stage company] at December 31, 2000, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999 and for the period from inception on May 4, 1998 through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Cach Foods, Inc. (formerly Llebpmac, Inc.) [a development stage company] as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and for the period from inception on May 4, 1998 through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

March 14, 2001, except for Note 8 as to which the date is April 26, 2001

Salt Lake City, Utah

CACH FOODS, INC.
(Formerly Llebpmac, Inc.)
[A Development Stage Company]
BALANCE SHEET
ASSETS
December 31,
2000
CURRENT ASSETS:
Cash	$ 6,046
-------------
Total Current Assets	6,046
-------------
$ 6,046
=======
LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES:
Advance payable - related party	$ 1,076
--------------
Total Current Liabilities	1,076
--------------
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value,	-
5,000,000 shares authorized,
no shares issued and outstanding
Common stock, $.001 par value,
100,000,000 shares authorized,
12,000,000 shares issued and outstanding	12,000
Capital in excess of par value	(6,000)
Deficit accumulated during the development stage	(1,030)
---------------
Total Stockholders' Equity	4,970
---------------
$ 6,046
=========

The accompanying notes are an integral part of this financial statement.

CACH FOODS, INC.
(Formerly Llebpmac, Inc.)
[A Development Stage Company]
STATEMENTS OF OPERATIONS
	Year Ended December 31, 2000	Year Ended December 31, 1999	For the From Inception on May 4, 1998 through December 31, 2000
REVENUE	$ -	$ -	$ -
EXPENSES:
General and Administrative	(261)	(185)	(1,076)
	-----------	----------	----------
LOSS FROM OPERATIONS	(261)	(185)	(1,076)
OTHER INCOME:
Interest Income	18	20	46
	-----------	----------	----------
LOSS BEFORE INCOME TAXES	(243)	(165)	(1,030)
CURRENT TAX EXPENSE	-	-	-
DEFERRED TAX EXPENSE	-	-	-
	---------	---------	---------
NET LOSS	$ (243)	$ (165)	$ (1,030)
	=====	=====	======
LOSS PER COMMON SHARE	$ (.00)	$ (.00)	$ (.00)
	=====	=====	======

The accompanying notes are an integral part of these financial statements.

CACH FOODS, INC.
(Formerly Llebpmac, Inc.)
[A Development Stage Company]
STATEMENT OF STOCKHOLDERS' EQUITY FROM THE DATE OF INCEPTION ON MAY 4, 1998 THROUGH DECEMBER 31, 2000
	Preferred Stock		Common Stock		Capital in Excess of Par Value	Deficit Accumulated During the Development Stage
	Shares	Amount	Shares	Amount
BALANCE, May 4, 1998	-	$ -	-	$ -	$ -	$ -
Issuance of 2,000,000 shares common stock for cash at $.0005 per share, August 31, 1998	-	-	2,000,000	2,000	(1,000)	-
Net loss for the period ended December 31, 1998	-	-	-	-	-	(622)
	------------	-------------	-------------	--------------	---------------	-------------
BALANCE, December 31, 1998	-	-	2,000,000	2,000	(1,000)	(622)
Net loss for the year ended December 31, 1999	-	-	-	-	-	(165)
	------------	--------------	---------------	----------------	---------------	-------------
BALANCE, December 31, 1999	-	-	2,000,000	2,000	(1,000)	(787)
Issuance of 10,000,000 shares of common stock for cash at $.0005 per share, September 20, 2000	-	-	10,000,000	10,000	(5,000)	-
Net loss for the year ended December 31, 2000	-	-	-	-	-	(243)
	------------	---------------	--------------	---------------	--------------	------------
BALANCE, December 31, 2000	-	$ -	12,000,000	$ 12,000	$ (6,000)	$ (1,030)
	=======	========	=========	========	=========	=========

The accompanying notes are an integral part of this financial statement.

CACH FOODS, INC.
(Formerly Llebpmac, Inc.)
[A Development Stage Company]
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2000	Year Ended December 31, 1999	For the From Inception on May 4, 1998 through December 31, 2000
Cash Flows From Operating Activities:
Net loss	$ (243)	$ (165)	$ (1,030)
Adjustments to reconcile net loss to net cash used by operating activities	-	-	-
	----------	----------	-----------
Net Cash Provided (Used) by Operating Activities	(243)	(165)	(1,030)
	----------	----------	-----------
Cash Flows From Investing Activities
Net Cash Provided by Investing Activities	-	-	-
	----------	----------	-----------
Cash Flows From by Financing Activities:
Proceeds from issuance of common stock	5,000	-	6,000
Advances from related party	261	185	1,076
	---------	----------	-----------
Net Cash Provided by Financing Activities	5,261	185	7,076
	---------	-----------	-----------
Net Increase in Cash	5,018	20	6,046
Cash at Beginning of Period	1,028	1,008	-
	---------	-----------	-----------
Cash at End of Period	$ 6,046	$ 1,028	$ 6,046
	======	======	======
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

Supplemental Schedule of Noncash Investing and Financing Activities:

For the year ended December 31, 2000: None

For the year ended December 31, 1999: None

For the period from inception on May 4, 1998 through December 31, 1998: None

The accompanying notes are an integral part of these financial statements.

CACH FOODS, INC.
(Formerly Llebpmac, Inc.)
[A Development Stage Company]
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Cach Foods, Inc. (the Company) was organized under the laws of the State of Nevada on May 4, 1998 as Llebpmac, Inc. Effective November 2, 2000, the Company changed its name from Llebpmac, Inc. to Cach Foods, Inc. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No.7. The Company plans to be a merchandiser of wholesale snack foods. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $530 and were expensed during the period ended December 31, 1998.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 6]

Cash and Cash Equivalents - For purposes of the financial statements, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

CACH FOODS, INC.
(Formerly Llebpmac, Inc.)
[A Development Stage Company]
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK

Common Stock - On August 31, 1998, in connection with its organization, the Company issued 2,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $1,000 ($.0005 per share).

On September 20, 2000, the Company issued 10,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $5,000 ($.0005 per share).

On October 2, 2000, the Company effected a 2-for-1 common stock split. The financial statements for all periods presented have been restated to reflect the stock split.

Preferred stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares were issued and outstanding at December 31, 2000.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at December 31, 2000, unused operating loss carryforwards of approximately $1,000 which may be applied against future taxable income and which expire in various years from 2018 through 2020. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $350 and $300 as of December 31, 2000 and 1999, respectively, with an offsetting valuation allowance at each year end of the same amount resulting in a change in the valuation allowance of approximately $50 during 2000.

NOTE 4 - RELATED PARTY TRANSACTIONS

Management Compensation - As of December 31, 2000, the Company has not paid any compensation to any officer/director of the Company.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed, at no expense to the Company.

Advance Payable - An officer/shareholder of the Company has directly paid expenses totaling $1,076 on behalf of the Company. At December 31, 2000 the Company owed the shareholder $1,076. No interest is being accrued on the advances.

CACH FOODS, INC.
[A Development Stage Company]
NOTES TO FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

	Year Ended December 31, 2000	Year Ended December 31, 1999	For the From Inception on May 4, 1998 through December 31, 2000
Loss from continuing operations available to common shareholders (numerator)	$ (243)	$ (165)	$ (1,030)
	------------	---------------	-------------
Weighted average number of common shares outstanding used in loss per share for the period (denominator)	4,786,885	2,000,000	2,804,527
	------------	--------------	--------------

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 7 - CONTRACTS AND COMMITMENTS

On October 10, 2000, the Company entered into a licensing agreement with an officer/shareholder of the Company for exclusive rights to use the brand name "Idaho Chips". The agreement is cancelable after April 10, 2003 by either party giving three months written notice to the other. The agreement requires payment of 5% of gross revenues produced from use of the brand name to the officer/shareholder of the Company for 30 months. At that point, if total gross revenues from use of the brand name are at least $500,000, the agreement will be renewed for an additional 12 months. The agreement will then be renewed for 12 month terms for each successive 12 month period of $300,000 in gross revenues from use of the brand name. The agreement is assignable only with prior written consent of the licensor and the agreement states that selling or transferring more than 50% of the outstanding stock constitutes an assignment.

CACH FOODS, INC.
[A Development Stage Company]
NOTES TO FINANCIAL STATEMENTS

NOTE 8 - SUBSEQUENT EVENTS

Note Payable - On March 5, 2001, the Company borrowed $2,000 from an officer/shareholder of the company. The underlying note payable is due March 5, 2002 and accrues interest at 10% per annum.

Stock Issuance - On April 20, 2001, the Company issued 1,000 shares of previously authorized but unissued common stock to two directors for their services, totaling 2,000 new shares issued.

Stock Split - On April 26, 2001, the Company amended its Articles of Incorporation. The amendment changed the par value of common stock to $.001 per share and the authorized number of shares to 100,000,000. The financial statements for all periods presented have been restated to reflect the amendment.

Proposed Stock Offering - The Company is proposing to make a public offering of 250,000 shares of its previously authorized but unissued common stock. This offering is proposed to be registered with the Security and Exchange Commission on Form SB-2. An offering price of $.50 per share has been arbitrarily determined by the Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. Offering costs are estimated to be approximately $25,000.

CACH FOODS, INC.
[A Development Stage Company]
BALANCE SHEET
[Unaudited]
ASSETS
March 31,
2001
-------------
CURRENT ASSETS:
Cash	$ 3,046
------------
Total Current Assets	3,046
------------
$ 3,046
=======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Advance payable - related party	$ 1,076
Note payable - related party	2,000
Accrued interest payable - related party	7
------------
Total Current Liabilities	3,083
------------
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $.001 par value, 5,000,000 shares authorized ,no shares issued and outstanding	-
Common stock, $.001 par value,100,000,000 shares authorized, 12,000,000 shares issued and outstanding	12,000
Capital in excess of par value	(6,000)
Deficit accumulated during the development stage	(6,037)
------------
Total Stockholders' Equity (Deficit)	(37)
------------
$ 3,046
========

The accompanying notes are an integral part of this financial statement.

CACH FOODS, INC.
[A Development Stage Company]
STATEMENTS OF OPERATIONS
[Unaudited]

	For the Three Months Ended March 31, 2001	For the Three Months Ended March 31, 2000	From Inception on May 4, 1998 Through March 31, 2001
REVENUE	$ -	$ -	$ -
EXPENSES:
General and Administrative	5,000	-	6,076
	--------------	--------------	-----------
LOSS FROM OPERATIONS	(5,000)	-	(6,076)
	-------------	---------------	------------
OTHER INCOME (EXPENSE):
Interest income	-	5	46
Interest expense	(7)	-	(7)
	-------------	---------------	-------------
TOTAL OTHER INCOME (EXPENSE)	(7)	5	39
	-------------	---------------	-------------
INCOME (LOSS) BEFORE INCOME TAXES	(5,007)	5	(6,037)
CURRENT TAX EXPENSE	-	-	-
DEFERRED TAX EXPENSE	-	-	-
	-------------	---------------	--------------
NET INCOME (LOSS)	$ (5,007)	$ 5	$ (6,037)
	=======	========	========
INCOME (LOSS) PER COMMON SHARE	$ (.00)	$ .00	$ (.00)
	=======	========	========

The accompanying notes are an integral part of these financial statements.

CACH FOODS, INC.
[A Development Stage Company]
STATEMENT OF STOCKHOLDERS' EQUITY FROM THE DATE OF INCEPTION ON MAY 4, 1998 THROUGH MARCH 31, 2001
[Unaudited]
	Preferred Stock		Common Stock		Capital in Excess of Par Value	Deficit Accumulated During the Development Stage
	Shares	Amount	Shares	Amount
BALANCE, May 4, 1998	-	$ -	-	$ -	$ -	$ -
Issuance of 2,000,000 shares of common stock for cash at $.0005 per share, August 31, 1998	-	-	2,000,000	2,000	(1,000)	-
Net income (loss) for the period ended December 31, 1998	-	-	-	-	-	(622)
	---------------	----------------	----------------	----------------	---------------	----------------
BALANCE, December 31, 1998	-	-	2,000,000	2,000	(1,000)	(622)
Net income (loss) for the year ended December 31, 1999		-	-	-	-	(165)
	---------------	----------------	-----------------	----------------	---------------	----------------
BALANCE, December 31, 1999	-	-	2,000,000	$ 2,000	$ (1,000)	$ (787)
Issuance of 10,000,000 shares of common stock for cash at $.0005 per share September 20, 2000	-	-	10,000,000	10,000	(5,000)	-
Net income (loss) for the year ended December 31, 2000	-	-	-	-	-	(243)
	---------------	---------------	----------------	----------------	----------------	----------------
BALANCE, December 31, 2000	-	-	12,000,000	12,000	(6,000)	(1,030)
Net income (loss ) for the period ended March 31, 2001	-	-	-	-	-	(5,007)
	----------------	----------------	-----------------	-----------------	------------------	----------------
BALANCE, March 31, 2001	-	$ -	12,000,000	$ 12,000	$ (6,000)	$ (6,037)
	=========	=========	========	=========	==========	=========

The accompanying notes are an integral part of this financial statement.

CACH FOODS, INC.
[A Development Stage Company]
STATEMENTS OF CASH FLOWS
NET INCREASE (DECREASE) IN CASH
[Unaudited]
	For the Three Months Ended March 31, 2001	For the Three Months Ended March 31, 2000	From Inception on May 4, 1998 Through March 31, 2001
Cash Flows Provided by Operating Activities:
Net income (loss)	$ (5,007)	$ 5	$ (6,037)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash expenses	-	-	1,076
Changes in assets and liabilities:
Increase (decrease) in accrued interest payable - related party	7	-	7
	-------------	-------------	-----------
Net Cash Provided (Used) by Operating Activities	(5,000)	5	(4,954)
	-------------	-------------	------------
Cash Flows Provided by Investing Activities	-	-	-
	-------------	-------------	------------
Net Cash Provided by Investing Activities	-	-	-
	-------------	-------------	------------
Cash Flows Provided by Financing Activities:
Proceeds from issuance of common stock	-	-	6,000
Proceeds from notes payable - related party	2,000	-	2,000
	------------	------------	-----------
Net Cash Provided by Financing Activities	2,000	-	8,000
	------------	------------	-----------
Net Increase (Decrease) in Cash	(3,000)	5	3,046
Cash at Beginning of Period	6,046	1,028	-
	-----------	------------	------------
Cash at End of Period	$ 3,046	$1,033	$ 3,046
	=======	=======	=======
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

Supplemental Schedule of Noncash Investing and Financing Activities:

For the period ended March 31, 2001: None

For the period ended March 31, 2000: None

For the period from inception on May 4, 1998 through March 31, 2001:

An officer/shareholder of the Company directly paid $1,076 of expenses on behalf of the Company. These have been accounted for as non-cash advances from related party.

The accompanying notes are an integral part of these financial statements.

CACH FOODS, INC.
[A Development Stage Company]
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Cach Foods, Inc. (the Company) was organized under the laws of the State of Nevada on May 4, 1998 as Llebpmac, Inc. Effective November 2, 2000, the Company changed its name from Llebpmac, Inc. to Cach Foods, Inc. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company plans to be a merchandiser of wholesale snack foods. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $530 and were expensed during the period ended December 31, 1998

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 6]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of Unaudited Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the Unaudited Financial Statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the Unaudited Financial Statements would not have been significant.

NOTE 2 - CAPITAL STOCK

Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at March 31, 2001.

Common Stock - On August 31, 1998, in connection with its organization, the Company issued 2,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $1,000 or $.0005 per share.

CACH FOODS, INC.
[A Development Stage Company]
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [CONTINUED]

On September 20, 2000, the Company issued 10,000,000 shares of its previously authorized but unissued common stock. The shares were issued for cash of $5,000 or $.0005 per share.

On October 2, 2000, the Company effected a 2-for-1 common stock split. The financial statements for all periods presented have been restated to reflect the stock split.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at March 31, 2001, unused operating loss carryforwards of approximately $6,000 which may be applied against future taxable income and which expire in various years through 2021. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $2,050 as of March 31, 2001, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $1,700 for the three months ended March 31, 2001.

NOTE 4 - RELATED PARTY TRANSACTIONS

Management Compensation - As of March 31, 2001, the Company has not paid any compensation to any officer or director of the Company.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company.

Advance Payable - An officer/shareholder of the Company has directly paid expenses totaling $1,076 on behalf of the Company. At March 31, 2001, the Company owed the shareholder $1,076. No interest is being accrued on the advances.

Note Payable - An officer/shareholder of the Company advanced $2,000 to the Company as a note payable. The note is due March 5, 2002 and accrues interest at 10% per annum. At March 31, 2001, accrued interest on the note was $7.

CACH FOODS, INC.
[A Development Stage Company]
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

The accompanying Unaudited Financial Statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The Unaudited Financial Statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - INCOME (LOSS) PER SHARE

The following data shows the amounts used in computing loss per share:

	For the Three Months Ended March 31, 2001	For the Three Months Ended March 31, 2000	From Inception on May 4, 1998 Through March 31, 2001
Income (loss) from continuing operations available to common shareholders (numerator)	$ (5,007)	$ 5	$ (6,037)
	----------------	------------------	---------------
Weighted average number of common shares outstanding used in income (loss) per share for the period (denominator)	12,000,000	2,000,000	3,583,804
	----------------	------------------	----------------

Dilutive income (loss) per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted income (loss) per share.

NOTE 7 - CONTRACTS AND COMMITMENTS

On October 10, 2000, the Company entered into a licensing agreement with an officer/shareholder of the Company for exclusive rights to use the brand name "Idaho Chips". The agreement is cancelable after April 10, 2003 by either party giving three months written notice to the other. The agreement requires payment of 5% of gross revenues produced from use of the brand name to the officer/shareholder of the Company for 30 months. At that point, if total gross revenues from use of the brand name are at least $500,000, the agreement will be renewed for an additional 12 months. The agreement will then be renewed for 12 month terms for each successive 12 month period of $300,000 in gross revenues from use of the brand name. The agreement is assignable only with prior written consent of the licensor and the agreement states that selling or transferring more than 50% of the outstanding stock constitutes an assignment.

CACH FOODS, INC.
[A Development Stage Company]
NOTES TO FINANCIAL STATEMENTS

NOTE 8 - SUBSEQUENT EVENTS

Stock Issuance - On April 20, 2001, the Company issued 1,000 shares of previously authorized but unissued common stock to two directors for their services, totaling 2,000 new shares issued.

Stock Split- On April 26, 2001, the Company amended its Articles of Incorporation. The amendment changed the par value of common stock to $.001 per share and the authorized number of shares to 100,000,000. The financial statements for all periods presented have been restated to reflect the amendment.

Proposed Stock Offering - The Company is proposing to make a public offering of 250,000 shares of its previously authorized but unissued common stock. This offering is proposed to be registered with the Security and Exchange Commission on Form SB-2. An offering price of $.50 per share has been arbitrarily determined by the Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. Offering costs are estimated to be approximately $25,000.

CACH FOODS, INC.
[A Development Stage Company]
UNAUDITED BALANCE SHEET
ASSETS
June 30,
2001
CURRENT ASSETS:
Cash	$ 2,602
---------------
Total Current Assets	2,602
OTHER ASSETS:
Deferred Stock Offering Costs	5,000
--------------
$ 7,602
========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 2,540
Advance payable - related party	1,076
Note payable - related party	2,000
Accrued interest payable - related party	57
------------
Total Current Liabilities	5,673
------------
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $.001 par value, 100,000,000 shares authorized, 12,002,000 shares issued and outstanding	12,002
Capital in excess of par value	(5,002)
Deficit accumulated during the development stage	(5,071)
------------
Total Stockholders' Equity	1,929
------------
$ 7,602
========

The accompanying notes are an integral part of this unaudited financial statement.

CACH FOODS, INC.
[A Development Stage Company]
UNAUDITED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30, 2001	For the Three Months Ended June 30, 2000	For the Six Months Ended June 30, 2001	For the Six Months Ended June 30, 2000	From Inception on May 4, 1998 Through June 30, 2001
REVENUE	$ -	$ -	$ -	$ -	$ -
EXPENSES:
General and Administrative	3,984	185	3,984	185	5,060
	--------------	---------------	----------------	-----------------	--------------
LOSS FROM OPERATIONS	(3,984)	(185)	(3,984)	(185)	(5,060)
	--------------	---------------	----------------	------------------	--------------
OTHER INCOME (EXPENSE):
Interest income	-	5	-	10	46
Interest expense	(50)	-	(57)	-	(57)
	---------------	----------------	------------------	-------------------	--------------
TOTAL OTHER INCOME (EXPENSE)	(50)	5	(57)	10	(11)
	---------------	----------------	------------------	------------------	----------------
INCOME (LOSS) BEFORE INCOME TAXES	(4,034)	(180)	(4,041)	(175)	(5,071)
CURRENT TAX EXPENSE	-	-	-	-	-
DEFERRED TAX EXPENSE	-	-	-	-	-
	---------------	--------------	-----------------	---------------	--------------
NET INCOME (LOSS)	$ (4,034)	$ (180)	$ (4,041)	$ (175)	$ (5,071)
	========	========	=========	=========	========
INCOME (LOSS) PER COMMON SHARE	$ (.00)	$ (.00)	$ (.00)	$ (.00)	$ (.00)
	========	========	=========	==========	========

The accompanying notes are an integral part of these unaudited financial statements.

CACH FOODS, INC.
[A Development Stage Company]
UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY FROM THE DATE OF INCEPTION ON MAY 4, 1998 THROUGH JUNE 30, 2001
	Preferred Stock		Common Stock		Capital in Excess of Par Value	Deficit Accumulated During the Development Stage
	Shares	Amount	Shares	Amount
BALANCE, May 4, 1998	-	$ -	-	$ -	$ -	$ -
Issuance of 2,000,000 shares of common stock for cash at $.0005 per share, August 31, 1998	-	-	2,000,000	2,000	(1,000)	-
Net income (loss) for the period ended December 31, 1998	-	-	-	-	-	(622)
	---------------	----------------	----------------	----------------	---------------	----------------
BALANCE, December 31, 1998	-	-	2,000,000	2,000	(1,000)	(622)
Net income (loss) for the year ended December 31, 1999		-	-	-	-	(165)
	---------------	----------------	-----------------	----------------	---------------	----------------
BALANCE, December 31, 1999	-	-	2,000,000	$ 2,000	$ (1,000)	$ (787)
Issuance of 10,000,000 shares of common stock for cash at $.0005 per share September 20, 2000	-	-	10,000,000	10,000	(5,000)	-
Net income (loss) for the year ended December 31, 2000	-	-	-	-	-	(243)
	---------------	---------------	----------------	----------------	----------------	----------------
BALANCE, December 31, 2000	-	-	12,000,000	12,000	(6,000)	(1,030)
Issuance of 2,000 shares of common stock for directors services at $.50 per share April 20, 2001	-	-	2,000	2	998	-
Net income (loss ) for the period ended June 30, 2001	-	-	-	-	-	(4,041)
	----------------	----------------	-----------------	-----------------	------------------	----------------
BALANCE, June 30, 2001	-	$ -	12,002,000	$ 12,002	$ (5,002)	$ (5,071)
	=========	=========	========	=========	==========	=========

The accompanying notes are an integral part of this unaudited financial statement.

CACH FOODS, INC.
[A Development Stage Company]
UNAUDITED STATEMENTS OF CASH FLOWS
NET INCREASE (DECREASE) IN CASH
	For the Six Months Ended June 30, 2001	For the Six Months Ended June 30, 2000	From Inception on May 4, 1998 Through June 30, 2001
Cash Flows Provided by Operating Activities:
Net income (loss)	$ (4,041)	$ (175)	$ (5,071)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock issued for services	1,000	-	1,000
Changes in assets and liabilities:
Increase (decrease) in accounts payable	2,540	-	2,540
Increase (decrease) in accrued interest payable - related party	57	-	57
	-------------	-----------------	-------------
Net Cash Provided (Used) by Operating Activities	(444)	(175)	(1,474)
	-------------	----------------	---------------
Cash Flows Provided by Investing Activities	-	-	-
Net Cash Provided by Investing Activities	-	-	-
	-------------	-----------------	--------------
Cash Flows Provided by Financing Activities:
Proceeds from issuance of common stock	-	-	6,000
Proceeds from notes payable - related party	2,000	-	2,000
Advances from related party	-	185	1,076
Deferred stock offering costs	(5,000)	-	(5,000)
	-----------------	-----------------	----------------
Net Cash Provided by Financing Activities	(3,000)	185	4,076
	----------------	------------------	---------------
Net Increase (Decrease) in Cash	(3,444)	10	2,602
Cash at Beginning of Period	6,046	1,028	-
	---------------	-----------------	---------------
Cash at End of Period	$ 2,602	$1,038	$ 2,602
	========	=========	=========
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

Supplemental Schedule of Noncash Investing and Financing Activities:

For the six months ended June 30, 2001:

On April 20, 2001, the Company issued 2,000 shares of common stock for directors' services valued at $1,000 or $.50 per share.

For the six months ended June 30, 2000:

None

The accompanying notes are an integral part of these unaudited financial statements.

CACH FOODS, INC.
[A Development Stage Company]
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Cach Foods, Inc. ("the Company") was organized under the laws of the State of Nevada on May 4, 1998 as Llebpmac, Inc. Effective November 2, 2000, the Company changed its name from Llebpmac, Inc. to Cach Foods, Inc. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company plans to be a merchandiser of wholesale snack foods. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $530 and were expensed during the period ended December 31, 1998.

Stock Offering Costs - Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering in capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 6]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of Unaudited Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the Unaudited Financial Statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of FASB Statement No. 125", SFAS No. 141, "Business Combinations", SFAS No. 142, "Goodwill and Other Intangible Assets", and SFAS No. 143, "Accounting for Asset Retirement Obligations", were recently issued. SFAS No. 140, 141, 142, and 143 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at June 30, 2001.

CACH FOODS, INC.
[A Development Stage Company]
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [Continued]

Common Stock - The Company has authorized 100,000,000 shares of common stock, $.001 par value. On August 31, 1998, in connection with its organization, the Company issued 2,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for cash of $1,000 or $.0005 per share.

On September 20, 2000, the Company issued 10,000,000 shares of its previously authorized but unissued common stock. The shares were issued for cash of $5,000 or $.0005 per share.

On October 2, 2000, the Company effected a 2-for-1 common stock split. The financial statements for all periods presented have been restated to reflect the stock split.

On April 20, 2001, the Company issued 2,000 shares of its previously authorized but unissued common stock. The shares were issued for director services valued at $1,000 or $.50 per share.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at June 30, 2001, unused operating loss carryforwards of approximately $5,000 which may be applied against future taxable income and which expire in various years through 2021. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $1,700 as of June 30, 2001, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $1,300 for the six months ended June 30, 2001.

NOTE 4 - RELATED PARTY TRANSACTIONS

Management Compensation - As of March 31, 2001, the Company has not paid any compensation to any officer or director of the Company. However, on April 20, 2001, the Company issued to two of its directors 2,000 shares of common stock or 1,000 shares each for services valued at $1,000 or $.50 per share.

Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company.

Advance Payable - An officer/shareholder of the Company has directly paid expenses totaling $1,076 on behalf of the Company. At June 30, 2001, the Company owed the shareholder $1,076. No interest is being accrued on the advances.

Note Payable - An officer/shareholder of the Company advanced $2,000 to the Company as a note payable. The note is due March 5, 2002 and accrues interest at 10% per annum. At June 30, 2001, accrued interest on the note was $57.

CACH FOODS, INC.
[A Development Stage Company]
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

The accompanying Unaudited Financial Statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The unaudited financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - INCOME (LOSS) PER SHARE

The following data shows the amounts used in computing loss per share:

	For the Three Months Ended June 30, 2001	For the Three Months Ended June 30, 2000	For the Six Months Ended June 30, 2001	For the Six Months Ended June 30, 2000	Cumulative from Inception on May 4, 1998 through June 30, 2001
Loss from continuing operations available to common shareholders (numerator)	$ (4,034)	$ (180)	$ (4,041)	$ (175)	$ (5,071)
	---------------	-----------------	-----------------	----------------	---------------
Weighted average number of common shares outstanding used in loss per share for the period (denominator)	12,001,560	2,000,000	12,000,785	2,000,000	4,248,172
	----------------	-------------------	-----------------	-------------------	----------------

Dilutive earnings per share was not presented, as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted earnings per share.

NOTE 7 - CONTRACTS AND COMMITMENTS

On October 10, 2000, the Company entered into a licensing agreement with an officer/shareholder of the Company for exclusive rights to use the brand name "Idaho Chips". The agreement is cancelable after April 10, 2003 by either party giving three months written notice to the other. The agreement requires payment of 5% of gross revenues produced from use of the brand name to the officer/shareholder of the Company for 30 months. At that point, if total gross revenues from use of the brand name are at least $500,000, the agreement will be renewed for an additional 12 months. The agreement will then be renewed for 12 month terms for each successive 12 month period of $300,000 in gross revenues from use of the brand name. The agreement is assignable only with prior written consent of the licensor and the agreement states that selling or transferring more than 50% of the outstanding stock constitutes an assignment.

CACH FOODS, INC.
[A Development Stage Company]
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 8 - SUBSEQUENT EVENTS

Proposed Stock Offering - The Company is proposing to make a public offering of 250,000 shares of its previously authorized but unissued common stock. This offering is proposed to be registered with the Security and Exchange Commission on Form SB-2. An offering price of $.50 per share has been arbitrarily determined by the Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by Company management, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. Offering costs are estimated to be approximately $25,000.

====================================

Until _____________, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------

TABLE OF CONTENTS

--------------------------------

Prospectus Summary 2

Risk Factors 3

Forward-Looking Statements 7

Dilution and Comparative Data 7

Use of Proceeds 8

Determination of Offering Price 9

Description of Business 9

Plan of Operation 16

Management 18

Compensation 19

Certain Relationships and Related Transactions 19

Principal Stockholders 19

Description of the Securities 20

Shares Available for Future Sale 21

Market for Common Stock 22

Plan of Distribution 22

Legal Matters 23

Experts 23

Additional Information 23

================================= $75,000 Minimum $125,000 Maximum Cach Foods, Inc. 150,000 Shares Minimum 250,000 Shares Maximum Common Stock $0.001 Par Value --------------------- PROSPECTUS

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Business Corporations Act, except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (iii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Cach Foods. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.
Securities and Exchange Commission Filing Fee	$ 37.50
Printing Fees and Expenses	500.00
Legal Fees and Expenses	15,000.00
Accounting Fees and Expenses	8,000.00
Blue Sky Fees and Expenses	500.00
Trustee's and Registrar's Fees	500.00
Miscellaneous	462.50
TOTAL	$ 25,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a detailed list of securities sold within the past three years without registering under the Securities Act. All sales are recorded in post-split form.

In May 1998, we issued 2,000,000 shares of restricted common stock to an officer and director, Cornelius A. Hofman, in exchange for $1,000. As a result, the shares were sold to an accredited investor who had access to all material information pertaining to the Company. The sale was a private transaction, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.

In September 2000, we issued 10,000,000 shares of restricted common stock to an officer and director, Cornelius A. Hofman, in exchange for $5,000. As a result, the shares were sold to an accredited investor who had access to all material information pertaining to the Company. The sale was a private transaction, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.

In April 2001, we issued 1,000 shares of common stock to Kelly O. McBride and 1,000 shares of common stock to Brian Kramer in consideration for services rendered as directors. As a result, the shares were sold to accredited investors who had access to all material information pertaining to the Company. The sales were private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS.

Exhibits.
SEC Ref. No.	Title of Document	Location
3.1	Articles of Incorporation	(1)
3.2	Amendment No. 1 to Articles of Incorporation	(1)
3.3	Amendment No. 2 to Articles of Incorporation	(1)
3.4	By-laws	(1)
5.1	Legal Opinion included in Exhibit 23.1	Attached
10.1	2001 Stock Option Plan	(1)
10.2	License Agreement Dated October 10, 2000	(1)
10.3	Promissory Note to Mr. Hofman Dated March 5, 2001	(1)
23.1	Consent of Cletha A. Walstrand, P.C.	Attached
23.2	Consent of Pritchett, Siler & Hardy	Attached
99.1	Subscription Agreement with Mr. Hofman	(1)
99.2	Escrow Agreement	(1)

(1) Previously filed with the SB-2 Registration Statement on May 22, 2001.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of Cach Foods in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, reflect any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Cach Foods, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Pocatello, State of Idaho, on September 28, 2001.

Cach Foods, Inc.

By: /s/ Cornelius A. Hofman
Cornelius A. Hofman
President
By: /s/ Kelly McBride
Kelly McBride
Secretary
Chief Financial & Accounting Officer

POWER OF ATTORNEY

Know all men by these present, that each person whose signature appears below constitutes and appoints Cornelius A. Hofman and Kelly McBride (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Dated: May 1, 2001 /s/ Brian Kramer

Brian Kramer

Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Dated: September 28, 2001 /s/ Cornelius a. Hofman

Cornelius A. Hofman

Director

Dated: September 28, 2001 /s/ Kelly McBride

Kelly McBride

Director